Exhibit 99.2

EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (“Agreement”) dated as of October 21, 2004 (the “Effective Date”) by and among Ultra Clean Technology Systems and Service, Inc. (the “Company”), Ultra Clean Holdings, Inc., a Delaware corporation (“Parent”), and Phillip Kagel (“Executive”).

          WHEREAS, pursuant to an offer letter dated July 26, 2004 Executive become employed by the Company and on August 16, 2004 became the Company’s Chief Financial Officer;

          WHEREAS, the Company and Parent consider it in their best interests to foster the continued employment of Executive from and after the Effective Date;

          WHEREAS, Executive is willing to continue his employment on and after the Effective Date on the terms hereinafter set forth in this Agreement;

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 POSITION; TERM OF AGREEMENT

          Section 1.01. Position. (a) As of and following the Effective Date, Executive shall continue to serve as Senior Vice President and Chief Financial Officer of the Company (and/or Parent) and shall report to the Chief Executive Officer. Executive shall have such duties and authority, consistent with such position, as shall be determined from time to time by the Company.

          (b) During his employment with the Company, Executive will devote substantially all of his business time to the performance of his duties under this Agreement and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Company’s Board of the Directors (the “Board”).

          Section 1.02. Term. The term of this Agreement the (“Employment Term”) shall commence as of the Effective Date and end on the second anniversary of the Effective Date, subject to earlier termination if Executive’s employment is terminated by written notice by either party (subject to Section 3.01) or extension of the Employment Term by mutual written agreement of the parties.

ARTICLE 2 COMPENSATION AND BENEFITS

          Section 2.01. Base Salary. Commencing on the Effective Date, the Company shall pay Executive an initial annual base salary (the “Base Salary”) at the annual rate of $225,000 payable in accordance with the payroll and personnel practices of the Company from time to time. Executive’s compensation package shall be subject to periodic review by the Board or a committee of the Board.

          Section 2.02. Bonus. Executive shall be eligible to participate in an executive bonus plan in accordance with the terms and conditions of such plan. Executive’s initial target bonus shall be 35% of Base Salary, subject to the Company’s performance and other terms and conditions of the bonus plan.

          Section 2.03. Executive Benefits. During the Employment Term, Executive shall be eligible for employee benefits (including fringe benefits, vacation and health, accident and disability insurance, and retirement plan participation) substantially similar to those benefits made available generally to similarly situated employees of the Company.

          Section 2.04. Business And Travel Expenses. Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by the Company in accordance with the Company’s policies as in effect from time to time.

ARTICLE 3 CERTAIN TERMINATION BENEFITS

          Section 3.01. Certain Events of Termination. (a) In the event that during the Employment Term either (i) Executive is terminated by the Company without Cause (as defined below) or (ii) Executive resigns within six months after a Change of Control with Good Reason, Executive shall be entitled to the following benefits:

     (i) The Company shall pay Executive an amount equal to 12 months of his base salary then in effect, which shall be payable at the Company’s option either over 12 months following the date of termination in accordance with the Company’s payroll practices or in a lump sum; and

     (ii) Executive shall be provided with health benefits under the Company’s health plan (or the Company shall pay for Executive’s continued coverage under COBRA at the same cost to Executive as before his termination of employment) until the earlier of (A) 12 months following the date of termination or (B) the date Executive becomes eligible for group health coverage with another employer; and

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     (iii) The portion of any options to purchase stock in the Company held by Executive under the Company’s employee stock option plan which would have become vested and exercisable within the 12-month period following the date of termination shall become fully vested and exercisable on the date of such termination;

provided that receipt of the foregoing shall be subject to (x) Executive signing and not revoking a release of claims in a form reasonably acceptable to the Company and (y) Executive’s continued compliance with the covenants set forth in the Confidentiality Agreement (as defined in Section 4.01 below).

          (b) The foregoing benefits shall be in lieu of any severance benefits under any plans, programs, policies or practices and shall be reduced by any amounts due, or notice period required, under the WARN Act or other applicable law.

          (c) “Cause” means the occurrence of any one or more of the following:

     (i) the failure, refusal or willful neglect of Executive to perform the services required of Executive hereunder;

     (ii) the Company forming a good faith belief that Executive has engaged in fraudulent conduct in connection with the business of the Company or that Executive has committed a felony;

     (iii) Executive’s breach of any of the covenants contained in the Confidentiality Agreement; or

     (iv) the Company forming a good faith belief that Executive has committed an act of misconduct, violated the Company’s anti-discrimination policies prohibiting discrimination or harassment on the grounds of race, sex, age or any other legally prohibited basis, or otherwise has caused material harm to the Company’s reputation or goodwill.

          (d) “Change of Control” means the occurrence of any one or more of the following:

     (i) the consummation of a merger or consolidation of the Company with or into any other entity (other than with any entity or group in which Executive has not less than a 5% beneficial interest) pursuant to which the holders of outstanding equity of the Company immediately prior to such merger or consolidation hold directly or indirectly 50% or less of the voting power of the equity securities of the surviving entity;

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     (ii) the sale or other disposition of all or substantially all of the Company’s assets (other than to any entity or group in which Executive has not less than a 5% beneficial interest); or

     (iii) any acquisition by any person or persons (other than the direct and indirect holders of outstanding equity of the Company immediately after the Effective Time and other than any entity or group in which Executive has not less than a 5% beneficial interest) of the beneficial ownership of more than 50% of the voting power of the Company’s equity securities in a single transaction or series of related transactions; provided, however, that an underwritten public offering of the Company’s securities shall not be considered a Change in Control;

provided, however, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who directly or indirectly held the Company’s securities immediately before such transaction.

          (e) “Good Reason” means the occurrence of any of the following without Executive’s written consent:

     (i) A significant reduction in the duties, position and responsibilities held by the Executive immediately prior to the Change of Control;

     (ii) A material reduction by the Company of Executive’s base salary (other than in connection with an action affecting a majority of the executive officers of the Company); or

     (iii) Any relocation of Executive’s office to a location more than 60 miles from its location immediately prior to the Change of Control;

provided, however, that no act or failure to act by the Company shall give rise to Good Reason unless (A) Executive notifies the Company in writing of the circumstances he believes constitute Good Reason hereunder within 30 days after he acquires knowledge of such circumstances and (B) the Company has failed to cure or remedy such circumstances within 30 days of written notice by Executive to the Company.

          Section 3.02. At-Will Employment Status. Nothing contained in this Agreement shall interfere with the at-will employment status of Executive or with the Company’s or Executive’s right to terminate Executive’s employment with the Company at any time, with or without Cause, subject to payment of the benefits provided under Section 3.01 if applicable.

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ARTICLE 4 COVENANTS AND REPRESENTATIONS

          Section 4.01. Confidentiality and Non-Disclosure Agreement. Executive agrees to execute, or has previously executed, the Company’s standard form of Confidentiality and Non-Disclosure Agreement (the “Confidentiality Agreement”) and agrees to comply with the obligations thereunder during and after the Employment Term.

          Section 4.02. Material Inducement; Specific Performance. If any provision of this Agreement or the Confidentiality Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth herein or therein, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.

          Section 4.03. Executive Representation. Executive expressly represents and warrants to the Company that Executive is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way Executive’s ability to fully perform Executive’s duties and responsibilities under this Agreement.

ARTICLE 5 SUCCESSORS AND ASSIGNMENTS

          Section 5.01. Assignments. Except for an assignment in the event of a change in control or an assignment to an affiliate of the Company, this Agreement shall not be assignable by the Company without the written consent of Executive. This Agreement shall not be assignable by Executive.

          Section 5.02. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

ARTICLE 6 MISCELLANEOUS

          Section 6.01. Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed:

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(i)	if to the Company or Parent, to:

Ultra Clean Holdings, Inc. 150 Independence Drive Menlo Park, CA 94025 Fax: (650) 326-0929 Attention: Chief Executive Officer

(ii)	if to Executive, to Executive’s last known address as reflected on the books and records of the Company;

or, in each case, to such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          Section 6.02. Dispute Resolution. (a) Each of Executive and the Company shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in Santa Clara County, California, in accordance with the rules of the American Arbitration Association then in effect. Executive’s election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

          (b) Each party shall pay its own expenses of such arbitration or litigation and all common expenses of such arbitration or litigation shall be borne by the Company. Each party to an arbitration or litigation hereunder shall be responsible for the payment of its own attorneys’ fees.

          Section 6.03. Unfunded Agreement. The obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive’s beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

          Section 6.04. Entire Agreement. This Agreement (together with the Confidentiality Agreement) represents the entire agreement between Executive and the Company and its affiliates with respect to the matters referred to herein, and supersedes all prior discussions, negotiations, and agreements concerning such matters; provided, however, that any amounts payable to Executive hereunder shall be reduced by any amounts paid to Executive, or notice period, required by any applicable law in connection with any termination of Executive’s employment.

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          Section 6.05. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

          Section 6.06. Waiver Of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

          Section 6.07. Amendment. This Agreement may not be modified, altered or changed except upon the express written consent of both parties.

          Section 6.08. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

          Section 6.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.

          Section 6.10. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

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          IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.

ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC.
By: /s/ Clarence Granger Name: Clarence L. Granger Title: President and Chief Executive Officer
ULTRA CLEAN HOLDINGS, INC.
By: /s/ Clarence Granger Name: Clarence L. Granger Title: President and Chief Executive Officer
EXECUTIVE:
/s/ Phillip A. Kagel Phillip Kagel
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